Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2)

SUNTRUST BANK

(Exact name of trustee as specified in its charter)

303 Peachtree Street 30th Floor Atlanta, Georgia (Address of principal executive offices)	30308 (Zip Code)	58-0466330 (I.R.S. employer identification no.)

George T. Hogan
SunTrust Bank
25 Park Place, N.E.
24th Floor
Atlanta, Georgia 30303-2900
(404) 588-7591
(Name, address and telephone number of agent for service)

FelCor Lodging Limited Partnership
FelCor Lodging Trust Incorporated
FelCor/CSS Hotels, L.L.C.
FelCor/LAX Hotels, L.L.C.
FelCor Eight Hotels, L.L.C.
FelCor/CSS Holdings, L.P.
FelCor/St. Paul Holdings, L.P.
FelCor/LAX Holdings, L.P.
FelCor Hotel Asset Company, L.L.C.
FHAC Texas Holdings, L.P.
FelCor Omaha Hotel Company, L.L.C.
FelCor Moline Hotel, L.L.C.
FelCor Country Villa Hotel, L.L.C.
FelCor Canada Co.
FelCor TRS Holdings, L.P.
Kingston Plantation Development Corp.
FelCor Holdings Trust
(Exact name of co-obligor as specified in its charter)

Delaware	75-2564994
Maryland	72-2541756
Delaware	75-2624290
Delaware	75-2647535
Delaware	75-2582006
Delaware	75-2620463
Delaware	75-2624292
Delaware	75-2624293
Delaware	75-2770156
Texas	75-2797670
Delaware	75-2769826
Delaware	75-2771084
Delaware	75-2771072
Nova Scotia, Canada	75-2773637
Delaware	75-2916176
Delaware	75-2734270
Massachusetts	68-6222007
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

545 E. John Carpenter Frwy. Suite 1300 Irving, Texas (Address of principal executive offices)	75062 (Zip Code)

FelCor Nevada Holdings, L.L.C.
FHAC Nevada Holdings, L.L.C.
(Exact name of co-obligor as specified in its charter)

Nevada Nevada	74-2906947 74-2906949

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

101 Convention Center Drive Suite 850 Las Vegas, Nevada (Address of principal executive offices)	89109 (Zip Code)

Senior Floating Rate Notes due 2011
Guarantees of Senior Notes(1)
(Title of the indenture securities)

(1)	The following co-obligors have guaranteed the notes issued by FelCor Lodging Limited Partnership: FelCor Lodging Trust Incorporated; FelCor/CSS Hotels, L.L.C.; FelCor/LAX Hotels, L.L.C.; FelCor Eight Hotels, L.L.C.; FelCor/CSS Holdings, L.P.; FelCor/St. Paul Holdings, L.P.; FelCor/LAX Holdings, L.P.; FelCor Hotel Asset Company, L.L.C.; FelCor Nevada Holdings, L.L.C.; FHAC Nevada Holdings, L.L.C.; FHAC Texas Holdings, L.P.; FelCor Omaha Hotel Company, L.L.C.; FelCor Moline Hotel, L.L.C.; FelCor Country Villa Hotel, L.L.C.; FelCor Canada Co.; FelCor TRS Holdings, L.P.; Kingston Plantation Development Corp.; and FelCor Holdings Trust.

1.	General information.

Furnish the following information as to the trustee-

      Name and address of each examining or supervising authority to which it is subject.

Department of Banking and Finance,
State of Georgia
Atlanta, Georgia

Federal Reserve Bank of Atlanta
104 Marietta Street, N.W.
Atlanta, Georgia

Federal Deposit Insurance Corporation
Washington, D.C.

Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

3-12	No responses are included for Items 3 through 12. Responses to those Items are not required because, as provided in General Instruction B and as set forth in Item 13(b), the obligor is not in default on any securities issued under indentures under which SunTrust Bank is a trustee.

13.	Defaults by the Obligor.

(a)	State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

           There is not and has not been any default under this indenture.

(b)	If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

           There has not been any such default.

14-15	No responses are included for Items 14 and 15. Responses to those Items are not required because, as provided in General Instruction (b) to Item 13, the obligor is not in default in default on any securities issued under indentures under which SunTrust Bank is a trustee.

16. List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

(1)	A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect. (Incorporated by reference to Exhibit 1 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.)

(2)	A copy of the certificate of authority of the trustee to commence business. (Included in Exhibit 1)

(3)	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibits 2 and 3 to Form T-1, Registration No. 333-32106 filed by Sabre Holdings Corporation).

(4)	A copy of the existing by-laws of the trustee. (Incorporated by reference to Exhibit 4 to Form T-1, Registration No. 333-82717 filed by ONEOK, Inc.)

(5)	Not applicable.

(6)	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 2004.

(8)	Not applicable.

(9)	Not applicable.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 22nd day of July, 2004

SUNTRUST BANK
By:	/s/ GEORGE T. HOGAN
George T. Hogan
Vice President

EXHIBIT 1 TO FORM T-1

ARTICLES OF ASSOCIATION
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 1 to Form T-1,
Registration No. 333-82717 filed by ONEOK, Inc.)

EXHIBIT 2 TO FORM T-1
CERTIFICATE OF AUTHORITY
OF
SUNTRUST BANK TO COMMENCE BUSINESS

(Included in Exhibit 1)

EXHIBIT 3 TO FORM T-1

AUTHORIZATION
OF
SUNTRUST BANK TO EXERCISE
CORPORATE TRUST POWERS

(Incorporated by reference from Exhibits 2 and 3 to Form T-1,
Registration No. 333-32106 filed by Sabre Holdings Corporation)

EXHIBIT 4 TO FORM T-1

BY-LAWS
OF
SUNTRUST BANK

(Incorporated by reference to Exhibit 4 to Form T-1,
Registration No. 333-82727 filed by ONEOK, Inc.)

EXHIBIT 5 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed exchange of $290,000,000 of debt securities of FelCor Lodging Limited Partnership, et al, Senior Floating Rate Notes due 2011 and Guarantees of Senior Notes, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK
By:	/s/ GEORGE T. HOGAN
George T. Hogan
Vice President

EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION
(ATTACHED)

SunTrust Bank ATLANTA, GA 30302 Certificate Number: 00867	FFIEC 031 Consolidated Report of Condition for December 31, 2001

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for March 31, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

			Dollar
			Amounts in
		RCFD	Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A)
	a. Noninterest-bearing balances and currency and coin[1]	0081	3,585,977
	b. Interest-bearing balances[2]	0071	21,777
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)	1754	0
	b. Available-for-sale securities (from Schedule 1RC-B, column D)	1773	23,533,904
3.	Federal funds sold and securities purchased under agreements to resell	RCON
	a. Federal funds sold in domestic offices	B987	244,400
	b. Securities purchased under agreements to resell[3]	RCFD
		B989	4,102,945
4.	Loans and lease financing receivables (from Schedule RC-C):
	a. Loans and leases held for sale	5369	5,852,118
	b. Loans and leases, net of unearned income B528 79,202,848
	c. LESS.Allowance for loan and lease losses 3123 936,427
	d. Loans and leases, net of unearned income and	B529	78,266,421
	allowance (item 4.b minus 4.c)
5.	Trading assets (from Schedule RC-D)	3545	1,599,086
6.	Premises and fixed assets (including capitalized leases)	2145	1,380,720
7.	Other real estate owned (from Schedule RC-M)	2150	26,208
8.	Investments in unconsolidated subsidiaries and associated	2130	0
	companies (from Schedule RC-M)
9.	Customers’ liability to this bank on acceptances outstanding	2155	48,102
10.	Intangible assets:
	a. Goodwill	3163	885,190
	b. Other intangible assets (from Schedule RC-M)	0426	620,763
11.	Other assets (from Schedule RC-F)	2160	4,130,457
12.	Total assets (sum of items 1 through 11)	2170	124,298,068

[1] Includes cash items in process of collection and unposted debits.

[2] Includes time certificates of deposit not held for trading.

[3] Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

1

LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A		RCON
and C from Schedule RC-E, part I)		2200	76,375,267
(1) Noninterest-bearing[4] 6631	11,546,610
(2) Interest-bearing 6636	64,828,657
b. In foreign offices, Edge and Agreement subsidiaries,		RCFN	4,852,124
and IBFs (from Schedule RC-E, part II)		2200
(1) Noninterest-bearing 6631	0
(2) Interest-bearing 6636	4,852,124
14. Federal funds purchased and securities sold under agreements to repurchase:		RCON
a. Federal funds purchased in domestic offices[5]		B993	3,767,561
b. Securities sold under agreements to repurchase[6]		RCFD	10,086,677
		B995
15. Trading liabilities (from Schedule RC-D)		3548	1,021,144
16. Other borrowed money (includes mortgage indebtedness and		3190	11,931,227
17. Not applicable		2920	48,102
18. Bank’s liability on acceptances executed and outstanding		2920	48,102
19. Subordinated notes and debentures[7]		3200	2,149,348
20. Other liabilities (from Schedule RC-G)		2930	2,903,310
21. Total liabilities (sum of items 13 through 20)		2948	113,134,760
22. Minority interest in consolidated subsidiaries		3000	967,642
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus		3838	0
24. Common stock		3230	21,600
25. Surplus (exclude all surplus related to preferred stock)		3839	3,245,229
26. a. Retained earnings		3632	5,893,604
b. Accumulated other comprehensive income[8]		B530	1,035,233
27. Other equity capital components[9]		A130	0
28. Total equity capital (sum of items 23 through 27)		3210	10,195,666
29. Total liabilities, minority interest, and equity capital		3300	124,298,068
(sum of items 21, 22, and 28)

[4] Includes total demand deposits and noninterest-bearing time and savings deposits.

[5] Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”

[6] Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

[7] Includes limited-life preferred stock and related surplus.

[8] Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

[9] Includes treasury stock and unearned Employee Stock Ownership Plan shares.

2

Memorandum
To be reported with the March Report of Condition.

1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2003.	RCFD 6724	Number 1

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 =	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
		5 =	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
2 =	Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)	6 =	Review of the bank's financial statements by external auditors
		7 =	Compilation of the bank's financial statements by external auditors
3 =	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm	8 =	Other audit procedures (excluding tax preparation work)

		9 =	No external audit work

3

EXHIBIT 8 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 9 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)